Exhibit 10.22
                                                               Portions redacted

                                     * Certain information on this page has been
                                       omitted and filed separately with the
                                       Securities and Exchange Commission.
                                       Confidential treatment has been requested with respect to the omitted portions.


                          TECHNOLOGY TRANSFER AGREEMENT

                        Made this 6th day of August, 2002

                                     BETWEEN

                      SHANXI WElQIDA PHARMACEUTICAL CO. LTD

SHANXI PROVINCE DATONG ECONOMIC AND TECHNOLOGY DEVELOPMENT AREA; P.R. 037300 CHINA hereinafter referred as `SW' which is a company registered under the laws of CHINA

                                       AND

                            ALPHA PROCESS TRUST REG.

IM ZIEL-430, POST FACR-146, MAUREN, FL 9493, LIECHENSTEIN hereinafter referred as `AP' which is a company registered under the laws of LIECHENSTEIN

1.   PREAMBLE

     1.1 SW is desirous to perform in his pharmaceutical plant (`Plant') in China the fermentation of CLAVULANIC ACID and then the recovery of the POTASSIUM CLAVULANATE, CK, hereafter indicated as `Product'.

     1.2  AP possesses the industrial technology of "Product",

     1.3 AP has agreed to supply to SW the process know-how and assistance to realize the production at SW Plant of Product (as hereinafter defined) by using the latest processes AP possesses.

     1.4 The parties therefore agree that AP sha1l supply such Know-how including the Strain and technical assistance to SW on the following terms and conditions.

2.   PRODUCTS AND PROCESSES

     2.1  The products covered by this Agreement are:
          -    CLAVULANIC ACID by fermentation,
          - POTASSIUM CLAVULANATE, CK. recovered from the fermentation broth of CLAVULANIC ACID.

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     2.2  The final  Product,  Potassium  Clavulanate,  CK, will comply with the specification of Appendix 1.

     2.3  The technical process of this agreement includes:

          A)   Strain preparation process:

               -    The  strains   selection   technology  for  stabilising  the
                    production.
               -    All the related information about the strains selection.

          B)   Fermentation process:
               - The formulation and raw material specification of each culture media.
               -    Fermentation processes in fermentors.
               - Steri1izatizon process, testing method, control and disposal method.

          C)   Filtering process
               - Pre-treatment and filtering technology of the fermentation broth.
               - The filtering and concentration method of the fermentation broth, optimized filtering speed and the quality control of filtered liquid.

          D)   Recovery process
               - The specification and requirement of the extraction, and the preparation of the extractive solvent.
               -    The extraction control point

          E)   Refine and crystallization
               -    Crystalization process and control method.
               -    Drying method and key operation points.
               -    Milling-screening and package officia1 product.

          F)   Raw material consumption:
                - The consumption of fermentation and recovery raw materials for each Kilogram of product.

          G)   Quality Control
               - The specification, testing method and analysis methods of the raw materials, intermediates and final product.
               - Analysis and analysis method of the fermentation both composition and "in process".

          H)   Equipment
               -    Production process flow diagram;
               -    Equipment   specifications:   all,  equipment   construction
                    drawings will be provided by the equipment suppliers.


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               -    If SW needs, AP wi1l provide the detailed specifications and
                    sketches  of  non-standard   equipment  (including  supplier
                    name).
               - General and preliminary layout of all buildings and all main equipment main equipment; piping drawings will be prepare by a local engineering company and, if requested by SW, approved by AP.
               -    Relative   information  about  the  prefabricate   equipment
                    (including suppliers name).

3.   THE STRAIN

     A.   The Strain and its process-know-how  could reach in fermentation about
          * * * based on fermentation cycle of 90 / 100 hours.

     B. The Extraction process can reach about * * * calculated as Kg of Pottassium Clavulanate from * * * Kg-Activity in harvest broth.

4.   TECHNOLOGY and SERVICES PROVIDED BY AP

     For  the Product AP will provide.

     A)   Preliminary data of economical evaluation of the know-how.

     B)   Detailed step-by-step  description of the process in industrial plant,
          including   Strains   maintenance,   block  diagrams  and  preliminary
          flow-sheets of the process.

     C) List and specifications of all equipment. Equipment construction drawings will be prepared by the relevant manufacturers with AP technical assistance.

     D)   Assistance in equipment procurement from different suppliers.

     E) Analytical methods and quality specification for raw materials finish products and intermediates.

     F)   Technical   assistance  and  supervision   during  the  production  in
          laboratory and pilot plant.

5.   VERIFICATION TECHNICAL PARAMETERS

In case that SW follows all AP's instruction and specification of processes to be supplied by AP under this Agreement, SW shall obtain the following production technical parameters:

5.1  Technical Parameters

     A) Fermentation in * * * (net fermentation cycle excluding discharge and feeding of fermentor): * * *.

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     Guaranteed fermentation yield in* * * hours(net fermentation cycle); * * *.

     B) Extraction yield from fermentation broth calculated as Kg of Potassium Clavulanate (CK) from * * * Kg Activity in harvest broth: * * * Guaranteed yield: * * * Kg of CK from * * * Kg Activity of in harvest broth.

     C)   Fermentors capacity utilization ratio: 75%

5.2 The quality of Potassium Clavulante, CK, produced with AP's technology shall conform to US Pharmacopoeia The quantities of raw materials and reagents necessary for the production of 1.00 kg of Potassium Clavulanate are specified in Appendix 2.

6.   SERVICE TO BE PROVIDED BY SW

     SW   will provide or perform following services at no cost to AP.

     A) Organize a project team with a minimum number of engineers, chemists and biologists which shall receive the process documentation supplied by AP. The number of the persons of the team may be increased according to future requirement.

     B) Purchase in due time all the equipment according to the lists specifications and relevant drawings of such equipment which shall be supplied by AP. Procure all relevant services to finalize the design regarding civil engineering and installation of the equipment. Such design shall be based on the basic documentation and specifications as provided by AP under this Agreement.

     C) Procure in due time all the raw materials and reagents of the required specifications for the performance of test runs and verification batches.

     D) Take all the necessary steps in accordance with the specifications, to be furnished by AP at least 3 (three) months in advance, so that at the various phases of the implementation of the project, the personnel which is required according to AP's recommendations, is available. The personnel referred to above includes engineers, chemists, technicians, foremen and workers.

7.   DURATION

     The duration of this Agreement shall be for a period of 3 (three) years from the date of signing of this Agreement.


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8.   PAYMENT

     8.1 AP will provide SW with the above mentioned strain, technical know-how, drawings, designs, documentation. etc., services under this Agreement, SW shall pay' to AP an amount of US$ 600,000, net and free of any tax. All the contract payment should be paid in US$ free of tax. SW will pay the domestic taxes and bank charges in China, and AP will pay the taxes and bank charge outside of China.

     8.2  The above mentioned lump sum amount will be paid as following times:

     1) SW shall remit fifteen percent (15 %) that is 90,000 US$ of the contract value to AP as down payment at the contract signing.

     2) Payment of twenty percent (20 %) that is 120,000 US$ of the contract value will be paid by SW after receiving the strain and all documents required to verify in laboratory (FLASK+SHECKER) that strain is CLAVULANIC ACID. The strain is verified when its yield/potency in laboratory will be more than * * * of Clavulanic Acid. The maximum industria1 yield and potency will be then verified as indicated on next step 8.23).

     3) Payment of thirty percent (30 %) that is 180,000 US$ of the contract value will be paid by SW after Laboratory or Pilot plant validation of fermentation according to the procedure specified in the contract.

     4) Payment of twenty five percent (25 %) that is 150,000 US$ of the contract value will be paid by SW after Laboratory or Pilot plant validation of Recovery, according to the procedure specified in the contract.

     5) Payment of ten percent (10 %) that is 60,000 US$ of the contract value will be paid by SW after Industrial production verification according to contract procedure and after SW receives qualified certificate letter with both parties

     8.3  SW shall provide, free of charge to personnel deputed by AP to provide

          A)   Technical assistance at SW's sites,

          B)   Suitable hotel accommodation and meal,

          C)   Necessary ground transportation in China,


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          D)   At site office services,

          E)   Air tickets Europe-China-Europe, in business class,

     8.4 In case that SW requires that AP technicians will be present at site days, or persons in addition of what indicated in Appendix 3, SW will pay to AP, in addition of the expenses above indicated, also: 500 US $ per day/person.

     8.5 In case that the project is delayed for reasons not caused by AP, and provided that AP has fulfilled all its full obligations and responsibilities, SW will pay the remaining amounts not later than one year after expiring of this Agreement.

9.   PATENT

AP has presented to SW that the processes and the products of this contract are not patented by AP. AP is not responsible for any patent infringement in China or in any other country where SW may export the products.

10.  VERIFICATION

     10.1 The test period for the trial runs to verify the technical parameters will be decided by SW and AP.

     10.2 Verification completions is regard as when SW personnel with the assistance of AP is able to manufacture 3 (three) batches of the Products obtaining the technical parameters yields corresponding at least to the ones guaranteed by AP in Article 5. The yields and technical parameters shall be calculated as the average of 3 (three batches). Batches showing abnormalities due to mechanical problems, breakdowns of utilities or any other reason which are clearly identified and are beyond the reasonable control of responsibility of AP will however be excluded from calculation of the average.

     10.3 All test runs for demonstration/validation of the processes in laboratory, pilot plant and industrial plant shall be performed with local raw materials. In case that the local raw materials do not conform the requirements specified by AP, then AP shall try to help SW to adapt the process with local raw materials. But if AP realized that some of local raw materials cannot be in accordance with requested characteristics after AP's assistance, the verification test shall be repeated using some imported raw material suggested by AP.

     10.4 Industry verification processes performance as below:

          A) The industrial fermentation will be performed in * * *. The fermentation period is * * *: the average yield is calculated on

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

               3 batches and the average yield must reach the ensured yield as indicated in item 5.1.

          B) During the verification period, AP should use all the necessary ways to assistant SW learning all the producing process of CLAVULANIC ACJD.

          C) The verification time of industrial production should be determined by both sides. If the result of the verification can reach the guaranteed technical parameters in the contract, the both sides should sign the verification certification.

11.  FORCE MAJOUR

No failure to carry out or observe any of the stipulation or conditions of the Agreement shall, except as herein expressly proved to the contrary, give rise to any claim against either party or be deemed a breach of the Agreement if such failure arises form fire, earthquake, volcanic eruption, explosion, strikes, lockouts, other labour disputes, lake or failure of transportation facilities, epidemics, storms, floods, drought, war declared or undeclared, hostilities, revolution, civil commotion, blockades, embargo accidents or from any other cause whatsoever, beyond the control of the party involved.

12.  ARBITRATION

Any dispute arising out of the Agreement that cannot be settled by the parties themselves shall be settled by arbitration. Arbitration will be executed by Chamber of Commerce in Zurich, Switzerland.

13.  CONFIDENTIALITY

     13.1 SW agrees not to use any of the information supp1ied under this Agreement except for the purpose of producing Products at Plant.

     13.2 Information supplied under this Agreement shall not be disclosed to any third parties except SW's employees who are required to have knowledge of such information for the purpose hereof and who shall be bound to AP by the same obligation of confidentiality.

14.  TRANSFER AND ASSIGNMENT

     SW is not allowed to sub-license or assign or otherwise transfer the manufacture of products or any technology or know-how provided to it under this Agreement, to any one else without the prior written approval by AP. This provision shall remain in force also after the termination or expire of this Agreement.

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15.  TAXES

     Each part will pay the taxes in connection with the execution of this Contract in his country; AP in Liechtenstein and SW in China.

16.  EFFECTIVENESS OF THE CONTRACT

     16.1 After the contract being signed by both parties, and SW informed AP in writing, the contract should become effective. The contract shall written in two originals, one for each party. Both English and Chinese versions are of the same effectiveness.

     16.2 The attachments of this contract shall form an integral part of the contract.



Alpha Process Trust Reg.                 Shanxi Weiqida Pharmaceutical Co. Ltd.




/s/ Wang Jian                            /s/ Han Yanlin
--------------------------------         -------------------------------------


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

                                   APPENDIX 1


CLAVULANIC ACID                      Raw materials consumption for 1.0 kg of
                                     Potassium Clavulanate (CK)

Raw Materials                                       Kg

FERMENTATION
Ammonium hydroxide 30% sol.                       * * *
Ammonium suplhate                                 * * *
Antifoam (PPG2000)                                * * *
Calcium chloride                                  * * *
Copper sulphate                                   * * *
Corn starch                                       * * *
Dextene                                           * * *
Ferric chloride                                   * * *
Glucerol                                          * * *
Glucerol trioleate                                * * *
Magnesium sulphate                                * * *
Manganese sulphate                                * * *
Potassium phosphate dibasic                       * * *
Potassium phosphate monobasic                     * * *
Soybean meal                                      * * *
Ures                                              * * *
Zinc sulphate                                     * * *

RECOVERY

z-Ethyl-exanoic acid                              * * *
Acetic acid 80% sol.                              * * *
Decolorising carbon                               * * *
Filter acid                                       * * *
Fozmaldeide 25% sol.                              * * *
n-Buthyl alcohol                                  * * *











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APPENDIX 2

                Clavulanate Potassium
                ---------------------
                Non sterile hygroscopic powder

FORMULA         C2H8KNO5
M.W.            237.3


                                 Specifications

Description              :    White or almost white crystalline powder,
                              hydroscopic (UPS).

Identification           :    passes test (USP).

Assay by HPLC            :    * * * on the anhydrous substance (USP)

(HPLC)                   :    * * *

Water content            :    * * *

pH (1% water)            :    * * *

pH (1%)                  :    * * *

Specific optical rotation:    * * * on the anhydrous substance (USP).

Absorbance at 278 nm     :    * * *

Standard packaging       :    stainless steel drums

Storage condition        :    the product must be protected from light and
                              moisture in well closed container: Store at a temperature between +2 and +8(0)C

Warning                  :    The product is highly flammable and
                              may cause explosion by contact with free flames and/or Electrostatic charges.








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


                                   APPENDIX 3

A. For the execution of the Agreement and completion of all Services provided by AP, AP guarantees the following assistance with its technicians in (Engineers, Chemists, etc..)

     A.1 One technician for four days during the first phase of project elaboration.

     A.2 One technician for 1 week during the end period of detailed design for final approval of the detailed drawings.

     A.3 One technicians for 1 week during Fermentation pilot tests and laboratory tests for Clavulanic Acid and Recovery of Potassium Clavulanate.

     A.4  Two technicians for one week during production start up.

          The expenses of air tickets Europe-Beijing-Europe), for the local transportation, accommodation, meal, office will be borne by SW.

B. In case that SW requests AP to come to SW's site for technical assistance beyond the visit duration and number of people the above-mentioned visit service schedule (not due to the AP's responsibility), then SW shall bear, in addition of all costs mentioned above also:

     -    service charge: - $ 500/day/man


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